UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                     May 16, 2001
Date of Report (Date of earliest event reported)________________________


                          MAGNUM HUNTER RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)


      Nevada                          1-12508                   87-0462881
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(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)                File Number)           Identification No.)



         600 East Las Colinas Boulevard, Suite 1100, Irving, Texas 75039
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   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code    (972) 401-0752
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        (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                          MAGNUM HUNTER RESOURCES, INC.
                   DISCLOSURE OF YEARS 2001 AND 2002 ESTIMATES

     The table following this narrative sets forth our current estimates of our operating statistics for the years ended December 31, 2001 and 2002. We are not predicting what actual oil and gas prices will be during the years 2001 and 2002 and there is no assurance that current price levels will continue. Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors, and we expect that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect our expected operating results. In addition to directly affecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels. In addition to the pricing assumptions, the 2001 and 2002 estimates were prepared assuming that demand by the general public, curtailment, producibility and overall market conditions for oil and gas produced in the U.S. during the years 2001 and 2002 will be substantially similar to those for 2000. No material assumptions concerning acquisitions or divestments activities are included, except as noted below.

     All of the estimates and assumptions set forth in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although we believe that these forward- looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will in fact occur and we caution that actual results may differ materially from those in the forward-looking statements. A number of factors could affect our future results or the energy industry generally and could cause our results to differ materially from those expressed in this release. These factors include, among other things:

        o volatility of oil and gas prices,
        o weather  (especially in the Gulf of Mexico),
        o availability of oil field  services and equipment on a timely  basis,
        o the need to develop and replace reserves,
        o the substantial capital expenditures required to fund our operations,
        o changes in drilling and  workover/recompletion  success  rates,
        o environmental risks,
        o drilling, completion and operating risks,
        o risks related to exploration and  development  drilling,
        o uncertainties about estimates of reserves and production rates,
        o competition,
        o government regulation, and
        o the risks factors and other conditions described in our report on Form 10-K for the period ended December 31, 2000 and in our reports on Form 10-Q filed subsequent thereto, the most recent of which is for the period ended March 31, 2001.

     These estimates supercede and replace any prior estimates filed by the Company. We caution that the year 2001 and 2002 estimates set forth below are given as of the date hereof only and are based on currently available information. While we anticipate updating these estimates on a periodic basis, we are not undertaking any obligation to update these estimates as conditions change or other information becomes available.

                 Magnum Hunter Resources, Inc. and Subsidiaries
                        Consolidated Financial Projection
                 For the Years Ended December 31, 2001 and 2002
                                   (Unaudited)

                                                  Actual      Estimate      Estimate     Estimate      Estimate         Estimate
                                                   Qtr 1        Qtr 2        Qtr 3         Qtr 4      Year 2001         Year 2002
                                               ------------------------------------------------------------------------------------
Oil Sales Volume (MBbl/d)                           3.4          3.8           4.3          4.4           3.9              4.6

Gas Sales Volume (MMcf/d)                          61.5         68.6          84.3         93.8          77.2             98.5

Gas Equivalents Sales Volume (Mmcfe/d)             81.7         91.3         110.0        120.0         100.9            126.0

Oil Price Realized ($/Bbl)                        26.89        26.63         27.21        26.18         26.73            23.91

Gas Price Realized ($/Mcf)                         6.32         4.95          4.75         4.95          5.24             4.62

Oil and Gas Revenues ($ Millions)                  43.1         40.0          47.6         53.3         184.0            206.2

Production Costs ($/Mcfe)                         -1.18        -1.04         -0.90        -0.93         -1.00            -0.92

Other Revenue-Net ($ Millions)                      1.4          0.7           0.7          0.8           3.6              3.0

General and Administrative ($ Millions)            -1.7         -1.7          -1.7         -1.7          -6.8             -7.2

Depreciation and Depletion ($ Millions)             7.4         -9.5         -11.5        -12.5         -40.9            -52.9

Interest Expense ($ Millions)                      -4.2         -5.7          -5.1         -4.7         -19.7            -16.6

Income Taxes ($ Millions)
     Current                                       -1.3         -0.9          -1.2         -1.4          -4.8             -5.1
     Deferred                                      -7.3         -4.9          -6.7         -8.0         -26.9            -29.0

Net Income to Common Shares ($ Millions)           14.0          9.5          13.0         15.4          51.9             56.0

Net Income per Share-Diluted ($)                   0.37         0.25          0.34         0.41          1.37             1.47

EBITDA ($ Millions)                                33.5         30.4          37.5         42.0         143.4            159.7

Net Cash Flow ($ Millions)                         28.4         24.7          31.3         35.9         120.3            138.2

Capital Expenditures/(Divestitures) ($ Millions)   29.9         51.4          13.4         -8.6          86.1            100.0

         The accompanying notes are an integral part of this projection

                 Magnum Hunter Resources, Inc. and Subsidiaries
                   Notes to Consolidated Financial Projection
                 For the Years Ended December 31, 2001 and 2002


NOTE 1 - OIL AND GAS SALES VOLUME

     The estimates for 2001 were based on our historical operating performance and trends, estimates of oil and gas reserves as of March 31, 2001 and the risk-adjusted results of our planned capital expenditure and operating budget for 2001. The estimates for 2002 were based on 105% of estimates for the fourth quarter of 2001 annualized.

NOTE 2 - OIL AND GAS PRICES

     For purposes of the 2001 estimates, we assumed a NYMEX WTI Index oil price of $28.67 per barrel and a NYMEX WTI Index gas price of $5.45 per Mcf. These prices were based on NYMEX strip prices as of a recent date in May 2001. The oil and gas prices realized give effect to hedges and normal basis differentials for our production. The projections include commodity hedges currently in place, which include 10 Mmcf per day of natural gas hedged for calendar year 2001 through costless collars with a floor price of $4.50 per Mcf and a ceiling price of $6.15 per Mcf and 2,500 barrels per day of crude oil for the first six months of 2001 through costless collars with a weighted average floor price of $25.00 per barrel and a weighted average ceiling price of $34.56 per barrel. Depending upon various circumstances, we may periodically enter into additional hedges of expected crude oil and natural gas production. The estimates for 2002 were based on recent NYMEX 12 month strip prices of $25.91 for oil and $4.64 for gas. We currently have no hedges in place for 2002.

NOTE 3 - PRODUCTION COSTS

     Production costs include lifting costs, production taxes, severance taxes, ad valorem taxes and other production costs.

NOTE 4 - OTHER REVENUE-NET

     Other revenue-net reflect revenues from gathering, processing and marketing of natural gas and from oilfield services, net of projected costs of operations for these activities.

NOTE 5 - DEPRECIATION AND DEPLETION

     Depreciation and depletion related to oil and gas properties was calculated using a rate of $1.10 per Mcfe sold in quarters two through four of 2001 and $1.15 per Mcfe sold in 2002.

NOTE 6 - INTEREST EXPENSE AND DIVIDENDS

     We assumed that free cash flow available after capital expenditure items was used to reduce our senior bank debt.

NOTE 7 - INCOME TAXES

     Income taxes were calculated using an effective rate of 38%. At this time we anticipate that approximately 15% of the income taxes would be due currently and 85% would be deferred.

NOTE 8 - NET INCOME PER SHARE-DILUTED

     Net income per share-diluted assumes diluted shares of approximately 37.9 million in 2001 and 38.0 million in 2002. Diluted shares were calculated on the basis of an assumed average market price for our stock of $12 per share throughout both years.

NOTE 9 - CAPITAL EXPENDITURES / DIVESTITURES

     Capital expenditures for the second quarter of 2001 include the acquisition of oil and gas properties in the Gulf of Mexico for $5.75 million. The Company has identified and is pursuing the sale of certain non-core assets that may occur during 2001 and 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MAGNUM HUNTER RESOURCES, INC.


                                               /s/ Chris Tong
                                      BY:____________________________
                                               Chris Tong
                                               Sr. Vice President and CFO



Dated: May 16, 2001